Exhibit (e)(2)

AMENDMENT TO THE

DISTRIBUTION AGREEMENT

This AMENDMENT to the DISTRIBUTION AGREEMENT (the “Amendment”) effective as of December 26, 2017 (the “Effective Date”), among Cavanal Hill Funds, a Massachusetts business trust (the “Trust”) and Cavanal Hill Distributors, Inc., an Oklahoma corporation, (“Distributor”), to that certain Distribution Agreement, dated December 30, 2016, between the Trust and Distributor (as in effect on the date hereof, the “Agreement”). All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

WHEREAS, the Trust, is an open-end management investment company registered under the Investment Company Act of 1940, as amended;

WHEREAS, pursuant to the Agreement, Distributor performs certain distribution services for Portfolios of the Trust (individually referred to as “Fund” and collectively as “Funds”);

WHEREAS, the Parties wish to enter into this Amendment to the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.       Schedules. Schedule A of the Agreement and Schedule A of Schedule B of the Agreement are hereby deleted in their entirety and replaced with the attached Schedules. For the sake of clarity, Schedule B of the Agreement is the Amended and Restated Distribution Plan for the Trust and Schedule A of that Plan presents the compensation payable for each Fund.

2.       Miscellaneous. This Amendment supplements and amends the Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein. Each reference to the Agreement in the Agreement (as it existed prior to this Amendment) and in every other agreement, contract or instrument to which the parties are bound, shall hereafter be construed as a reference to the Agreement as amended by this Amendment. Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect. No amendment or modification to this Amendment shall be valid unless made in writing and executed by both parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be duly executed on the day and year first above written to become effective on the Effective Date.

CAVANAL HILL FUNDS

By:	/s/ James L. Huntzinger
Name: James L. Huntzinger
Title: President

CAVANAL HILL DISTRIBUTORS, INC.

By:	/s/ Bill King
Name: Bill King
Title: President & CEO

SCHEDULE A

FUNDS

U.S. Treasury Fund

Government Securities Money Market Fund

Limited Duration Fund

Moderate Duration Fund

Bond Fund

Strategic Enhanced Yield Fund

Ultra Short Tax-Free Income Fund

Intermediate Tax-Free Bond Fund

Active Core Fund

Mid Cap Core Equity Fund

Opportunistic Fund

World Energy Fund

SCHEDULE A OF SCHEDULE B OF THE AGREEMENT

AMENDED AND RESTATED

DISTRIBUTION AND SHAREHOLDER SERVICES PLAN

Each of the portfolios of the Cavanal Hill Funds (the “Trust”) set forth below shall be covered by the Amended and Restated Shareholder Servicing Plan adopted by the Trust and to which this Exhibit is attached as indicated:

Limited Duration Fund	Moderate Duration Fund
A Shares	A Shares
No-Load Investor Shares	No-Load Investor Shares
Institutional Shares	Institutional Shares

Bond Fund	Intermediate Tax-Free Bond Fund
A Shares	A Shares
No-Load Investor Shares	No-Load Investor Shares
Institutional Shares	Institutional Shares

Active Core Fund	Mid Cap Core Equity Fund
A Shares	A Shares
C Shares	C Shares
No-Load Investor Shares	No-Load Investor Shares
Institutional Shares	Institutional Shares

U.S. Treasury Fund	Opportunistic Fund
Institutional Shares	A Shares
Administrative Shares	C Shares
Premier Shares	No-Load Investor Shares
Service Shares	Institutional Shares
Select Shares

Government Securities Money Market Fund	Strategic Enhanced Yield Fund
Institutional Shares	A Shares
Administrative Shares	No-Load Investor Shares
Select Shares	Institutional Shares
Premier Shares

World Energy Fund	Ultra Short Tax-Free Income Fund
A Shares	A Shares
C Shares	No-Load Investor Shares
No–Load Investor Shares	Institutional Shares
Institutional Shares